Exhibit 10.1

                               PURCHASE AGREEMENT
                                     BETWEEN
                  SHAREHOLDERS OF LASALLE BRANDS CORPORPORATION
                           A NEVADA PUBLIC CORPORATION
                                       AND
                      SHAREHOLDERS OF LASALLE BRANDS, INC.
                             A NEW YORK CORPORATION

AGREEMENT, made this 10th day of August 2007, by and between LaSalle Brands, Inc. ("LBI") and LaSalle Brands Corporation ("LBC").

                                    RECITALS

     WHEREAS, MedHat Mohamed is the owner of one hundred percent (100%) of the shares of LbI the licensee of LaSalle Brands Ice Cream and related products, and subsidiaries 489 Third Avenue Corp. and LaSalle Fine Imports, Inc. (the "SUBSIDIARIES") which includes all assets including but not limited to ownership, management, and control of LaSalle Brands Inc. brand ice cream and related products, and distribution system, as located at 547 Manida Street, Bronx, New York 10474 and 489 Third Avenue New York, New York 10016, identified in the list attached hereto as Exhibit A, including all property, all furniture, equipment, intellectual property rights, logos, commercial symbols, slogans, domain names, websites, recipes, handbooks, training manuals, fixtures, signs, accounts, and income allocable, as well as any liabilities allocable as set forth in LBI's financial statements attached hereto as Exhibit B,

     WHEREAS, LBI agrees to transfer its ownership including its SUBSIDIARIES to LBC, pursuant to the terms of this Agreement, for the consideration recited below;

     NOW, THEREFORE, in consideration of the mutual promises, covenants, and representations contained herein,

                      THE PARTIES HERETO AGREE AS FOLLOWS:

                                  CONSIDERATION

CONSIDERATION. LBI will transfer 100% of its interest including all assets, liabilities, management, and control allocable thereto, for the following consideration:

     (a) LBC will deliver upon SIGNING of this agreement Eleven Million Seven Hundred Fifty Thousand shares (11,750,000) of restricted common stock of LBC. Said shares to be delivered in the amounts and to the persons listed on Exhibit C.

     (b) LBC will deliver promptly after the SIGNING of this agreement Two Million Five Hundred Thousand dollars ($2,500,000) of $10.00 per share Convertible Preferred Shares (each share is convertible into two (2) common shares). Said shares shall be delivered in the amounts and to the persons listed on Exhibit D.

     (c) LBC will deliver upon CLOSING $3,500,000.00 in cash and the issuance of $10.00 Convertible Preferred Stock for the balance up to $4,000,000 based on the terms in Article 2.1.

                                    ARTICLE I

        REPRESENTATIONS AND WARRANTIES OF LAS SALLE BRANDS, INC. ("LBI").

LBI hereby represents and warrants to LBC that:

     1.1 LBI will transfer to LBC one hundred percent (100%) of the shares in LBI, the licensee of LaSalle Brands ice cream and related products, and its SUBSIDIARIES which includes all assets including but not limited to ownership, management, and control of LaSalle Brands Inc. brand ice cream and related products, and distribution system, as located at 547 Manida Street Bronx, NY 10474 and 489 Third Avenue NY, NY 10016, identified in the list attached hereto as Exhibit A, including all property, all furniture, fixtures, equipment, intellectual property rights, logos, commercial symbols, slogans, domain names, websites, recipes, handbooks, training manuals, signs, accounts, and income allocable, as well as any liabilities allocable as set forth in LBI's financial statements attached hereto as Exhibit B. The licenses and trademarks of LaSalle brand ice cream and related products shall be delivered upon SIGNING. These items are attached as Exhibit E. The remainder is due upon CLOSING.

     1.2 Organization. LBI is a corporation duly organized, validly existing and in good standing under the laws of the State of New York, has all necessary corporate powers to own its property, including its SUBSIDIARIES, and to carry on its business as now owned and operated by it, and is duly qualified to do business and is in good standing in each of the states where its business requires qualification.

    1.3 Capital. Management of LBI owns 100% control of LBI and its SUBSIDIARIES and therefore has the right to vote for the completion of this transaction. LBI represents that there are no other issued and outstanding open subscriptions, options, rights, warrants, debentures, instruments, convertible securities, or other agreements or commitments obligating LBI to issue or to transfer from treasury any additional shares of its capital stock.

     1.4 Financial Statements. The most recent financial statements of the LBI and its SUBSIDIARIES are to be attached prior to Closing, as Exhibit B. The financial statements have been prepared in accordance with generally accepted accounting principles and practices consistently followed by LBI. and its SUBSIDIARIES throughout the period indicated, and fairly represent the financial position of LBI and its SUBSIDIARIES as of the date of the Balance Sheet included in the financial statements.

     1.5 Investigation of Financial Condition. Without in any manner reducing or otherwise mitigating the representations contained herein, LBC and/or its attorneys shall have the opportunity to meet with the accountants and attorneys to discuss the financial condition of LBI and its SUBSIDIARIES. LBI shall make available to LBC and/or its attorney all books and records of LBI., and its SUBSIDIARIES, once reasonable notice of such request has been given.

     1.6 Authority. The Board of Directors of LBI has authorized the execution of this Agreement and the consummation of transactions contemplated herein, and LBI has full power and authority to execute, deliver, and perform this Agreement and this Agreement is a legal, valid and binding obligation of LBI and is enforceable in accordance with its terms and conditions.

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     1.7 Ability to Carry Out Obligations. The execution and delivery of this
Agreement by LBI of its obligations hereunder in the time and in the manner contemplated will not cause, constitute or conflict with or result in (a) any breach or violation of any of the provisions or constitute a default under any license, indenture, mortgage, charter, instrument, articles of incorporation, bylaws, or other agreement or instrument to which either is a party, or by which it may be bound, nor will any consents or authorizations of any party other than those hereto be required, (b) an event that would permit any party to any agreement or instrument to terminate it or to accelerate the maturity of any indebtedness or other obligation of LBI., or (c) any event that would result in the creation or imposition of any lien, charge, or encumbrance on any asset of LBI.

     1.8 Full Disclosure. None of the representations and warranties made by LBI herein, or in any exhibit, certificate or memorandum furnished or to be furnished by either, or on their behalf, contains or will contain any untrue statement of material fact, or omit any material fact the omission of which would be misleading.

     1.9 Good Title. Other than as described in Exhibit 1.9, LBI has good and marketable title to the Membership Interest, free and clear of any liens, claims and encumbrances of any nature, form or description.

     1.10 Indemnification. LBI and its SUBSIDIARIES agrees to defend and hold LBC harmless against and in respect of any and all claims, demands, losses, costs, expenses, obligations, liabilities, damages, recoveries, and deficiencies, including interest, penalties, and reasonable attorney's fees, that it shall incur or suffer, which arise out of, result from or relate to any breach of, or failure by LBI to perform any of its representations, warranties, covenants and agreements in this Agreement or in any exhibit or other instrument furnished or to be furnished by LBI under this Agreement.

                                   ARTICLE II

                         REPRESENTATIONS AND WARRANTIES
                      OF LASALLE BRANDS CORPORATION ("LBC")

LBC hereby represents and warrants to LBI. that:

     2.1 LBC will deliver upon SIGNING Eleven Million Seven Hundred Fifty Thousand shares (11,750,000) of restricted common stock of LBC and Two Million Five Hundred Thousand dollars ($2,500,000) of $10.00 per share Convertible Preferred Shares (each share is convertible into two (2) common shares). Said shares to be delivered in the amounts and to the persons listed in Exhibits C and D respectively. Upon CLOSING a minimum of $3,500,000.00 or 7.0 times audited Earnings Before Interest, Taxes, Depreciation, and Amortization "EBITDA", to a maximum of $4,000,000 (providing EBITDA is at least $500,000.00), plus the value of equipment acquired outside of the assets owned by LBI and its SUBSIDIARIES (This value to be determined by a Replacement Value Independent Appraisal). The purchase price will be payable on the Closing Date by payment in cash of $3,500,000.00 and the issuance of $10.00 Convertible Preferred Stock for the balance. It is understood that LBI shall have the right to require LBC to redeem a portion of its holding of Preferred Stock resulting in proceeds of One Million Five Hundred Thousand Dollars ($1,500,000) within 18 months of closing.

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     2.2 Financial Ability. LBC is a Nevada corporation duly organized, validly existing and in good standing, and has the necessary wherewithal to execute this Agreement.

     2.3 Authority. LBC has authorized the execution of this Agreement and the consummation of transactions contemplated herein by and through its President and CEO. LBC's President and CEO has full power and authority to execute, deliver, and perform this Agreement and this Agreement is a legal, valid and binding obligation of LBC, and is enforceable in accordance with its terms and conditions.

      2.4 Ability to Carry Out Obligations. The execution and delivery of this Agreement by LBC and the performance by LBC of its obligations hereunder in the time and in the manner contemplated will not cause, constitute or conflict with or result in (a) any breach or violation of any of the provisions or constitute a default under any license, indenture, mortgage, charter, instrument, articles of incorporation, bylaws, or other agreement or instrument to which LBC is a party, or by which it may be bound, nor will any consents or authorizations of any party other than those hereto be required except approvals required by law, if any, (b) an event that would permit any party to any agreement or instrument to terminate it or to accelerate the maturity of any indebtedness or other obligation of LBC, or (c) any event that would result in the creation or imposition of any lien, charge, or encumbrance on any asset of LBC.

      2.5 Full Disclosure. None of the representations and warranties made by LASALLE BRANDS CORPORATION herein, or in any exhibit, certificate or memorandum furnished or to be furnished by LASALLE BRANDS CORPORATION, or on its behalf, contains or will contain any untrue statement of material fact, or omit any material fact the omission of which would be misleading.

      2.6 Indemnification. LBC agrees to defend and hold LBI harmless against and in respect to any and all claims, demands, losses, costs, expenses, obligations, liabilities, damages, recoveries, and deficiencies, including interest, penalties, and reasonable attorney's fees, that it shall incur or suffer, which arise out of, result from or relate to any breach of, or failure by LBC to perform any of its respective representations, warranties, covenants and agreements in this Agreement or in any exhibit or other instrument furnished or to be furnished by LBC under this Agreement.

     2.7 Capitalization. As of the date hereof, the authorized capital stock LBC consists of (i) 200,000,000 shares of Common Stock, of which 19,674,092 shares are issued and outstanding, no shares are reserved for issuance pursuant to LBC's stock option plans, no shares are reserved for issuance pursuant to securities exercisable for, or convertible into or exchangeable for shares of common stock and (ii) 1,000,000 shares of preferred stock, of which no shares are issued and outstanding. All of such outstanding shares of capital stock are, or upon issuance will be, duly authorized, validly issued, fully paid and nonassessable. No shares of capital stock of LBC are subject to preemptive rights or any other similar rights of the shareholders of LBC or any liens or encumbrances imposed through the actions or failure to act of LBC. Except as otherwise disclosed , as of the effective date of this Agreement, (i) there are no outstanding options, warrants, scrip, rights to subscribe for, puts, calls, rights of first refusal, agreements, understandings, claims or other commitments or rights of any character whatsoever relating to, or securities or rights convertible into or exchangeable for any shares of capital stock of LBC or any of its Subsidiaries, or arrangements by which LBC or any of its Subsidiaries is

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or may become bound to issue additional shares of capital stock of LBC or any of its Subsidiaries, (ii) there are no agreements or arrangements under which LBC or any of its Subsidiaries is obligated to register the sale of any of its or their securities under the 1933 Act (except the Registration Rights Agreement) and (iii) there are no anti-dilution or price adjustment provisions contained in any security issued by LBC (or in any agreement providing rights to security holders) that will be triggered by the issuance of the restricted stock hereunder.

     2.8 No Conflicts. The execution, delivery and performance of this Agreement and the consummation by LBC of the transactions contemplated hereby (including, without limitation, the issuance and reservation for issuance of the shares of Convertible Preferred Shares and restricted common stock) will not (i) conflict with or result in a violation of any provision of the Articles of Incorporation or By-laws or (ii) violate or conflict with, or result in a breach of any provision of, or constitute a default (or an event which with notice or lapse of time or both could become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture, patent, patent license or instrument to which LBC or any of its Subsidiaries is a party, or (iii) result in a violation of any law, rule, regulation, order, judgment or decree (including federal and state securities laws and regulations and regulations of any self-regulatory organizations to which LBC or its securities are subject) applicable to LBC or any of its Subsidiaries or by which any property or asset of LBC or any of its Subsidiaries is bound or affected (except for such conflicts, defaults, terminations, amendments, accelerations, cancellations and violations as would not, individually or in the aggregate, have a Material Adverse Effect, as hereinafter defined). "Material Adverse Effect" means any material adverse effect on the business, operations, assets, financial condition or prospects of by LBC or its Subsidiaries, if any, taken as a whole, or on the transactions contemplated hereby or by the agreements or instruments to be entered into in connection herewith Neither LBC nor any of its Subsidiaries is in violation of its Articles of Incorporation, By-laws or other organizational documents and neither LBC nor any of its Subsidiaries is in default.

     2.9 Listing Requirements. LBC is not in violation of the listing requirements of the Over-the-Counter Bulletin Board (the "OTCBB"), has not received a notice of removal from the OTCBB and does not anticipate that the Common Stock will be delisted by the OTCBB in the foreseeable future. LBC and its management are unaware of any facts or circumstances which might give rise to any of the foregoing.

     2.10 SEC Documents; Financial Statements. LBC, as of the date of signing, has filed all reports, schedules, forms, statements and other documents required to be filed by it with the SEC pursuant to the reporting requirements of the Securities Exchange Act of 1934, as amended (the "1934 Act") (all of the foregoing filed prior to the date hereof and all exhibits included therein and financial statements and schedules thereto and documents (other than exhibits to such documents) incorporated by reference therein, being hereinafter referred to herein as the "SEC Documents"). As of their respective dates, the SEC Documents complied in all material respects with the requirements of the 1934 Act and the rules and regulations of the SEC promulgated thereunder applicable to the SEC Documents, and none of the SEC Documents, at the time they were filed with the SEC, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. None of the statements made in any such SEC Documents is, or has

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been, required to be amended or updated under applicable law (except for such statements as have been amended or updated in subsequent filings prior the date hereof). As of their respective dates, the financial statements of LBC included in the SEC Documents complied as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto. Such financial statements have been prepared in accordance with United States generally accepted accounting principles, consistently applied, during the periods involved (except (i) as may be otherwise indicated in such financial statements or the notes thereto, or (ii) in the case of unaudited interim statements, to the extent they may not include footnotes or may be condensed or summary statements) and fairly present in all material respects the consolidated financial position of LBC and its consolidated Subsidiaries as of the dates thereof and the consolidated results of their operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments). LBC has no liabilities, contingent or otherwise, except as set forth in the financial statements of the LBC included in the SEC Documents, other than (i) liabilities incurred in the ordinary course of business subsequent to December 31, 2006 and
(ii) obligations under contracts and commitments incurred in the ordinary course of business and not required under generally accepted accounting principles to be reflected in such financial statements, which, individually or in the aggregate, are not material to the financial condition or operating results of LBC.

     2.11 Absence of Certain Changes. Since December 31, 2006, there has been no material adverse change and no material adverse development in the assets, liabilities, business, properties, operations, financial condition, results of operations or prospects of LBC.

     2.12 Absence of Litigation. There is no action, suit, claim, proceeding, inquiry or investigation before or by any court, public board, government agency, self-regulatory organization or body pending or, to the knowledge of LBC or any of its Subsidiaries, threatened against or affecting LBC, or their officers or directors in their capacity as such. LBC and its Subsidiaries are unaware of any facts or circumstances which might give rise to any of the foregoing.

     2.13 Patents, Copyrights, etc. LBC and each of its Subsidiaries owns or possesses the requisite licenses or rights to use all patents, patent applications, patent rights, inventions, know-how, trade secrets, trademarks, trademark applications, service marks, service names, trade names and copyrights ("Intellectual Property") necessary to enable it to conduct its business as now operated; there is no claim or action by any person pertaining to, or proceeding pending, or to LBC's knowledge threatened, which challenges the right of LBC or of a Subsidiary with respect to any Intellectual Property necessary to enable it to conduct its business as now operated; to the best of LBC's knowledge, LBC's and its Subsidiaries' current and intended products, services and processes do not infringe on any Intellectual Property or other rights held by any person; and LBC is unaware of any facts or circumstances which might give rise to any of the foregoing. LBC and each of its Subsidiaries have taken reasonable security measures to protect the secrecy, confidentiality and value of their Intellectual Property.

     2.14 No Materially Adverse Contracts, Etc. LBC is not subject to any charter, corporate or other legal restriction, or any judgment, decree, order, rule or regulation.

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     2.15 Tax Status. LBC has made or filed all federal, state and foreign income and all other tax returns, reports and declarations required by any jurisdiction to which it is subject (unless and only to the extent that LBC has paid all taxes and other governmental assessments and charges that are material in amount, shown or determined to be due on such returns, reports and declarations, except those being contested in good faith and has set aside on its books provisions reasonably adequate for the payment of all taxes for periods subsequent to the periods to which such returns, reports or declarations apply. There are no unpaid taxes in any material amount claimed to be due by the taxing authority of any jurisdiction, and the officers of LBC know of no basis for any such claim. LBC has not executed a waiver with respect to the statute of limitations relating to the assessment or collection of any foreign, federal, state or local tax.

     2.16 Certain Transactions. Except for arm's length transactions pursuant to which LBC or any of its Subsidiaries makes payments in the ordinary course of business upon terms no less favorable than LBC or any of its Subsidiaries could obtain from third parties and none of the officers, directors, or employees of LBC is presently a party to any transaction with LBC or any of its Subsidiaries (other than for services as employees, officers and directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any officer, director or such employee or, to the knowledge of LBC, any corporation, partnership, trust or other entity in which any officer, director, or any such employee has a substantial interest or is an officer, director, trustee or partner.

     2.17 Disclosure. All information relating to or concerning LBC set forth in this Agreement and in connection with the transactions contemplated hereby is true and correct in all material respects and LBC has not omitted to state any material fact necessary in order to make the statements made herein or therein, in light of the circumstances under which they were made, not misleading. No event or circumstance has occurred or exists with respect to LBC or any of its Subsidiaries or its or their business, properties, prospects, operations or financial conditions, which, under applicable law, rule or regulation, requires public disclosure or announcement by LBC but which has not been so publicly announced or disclosed (assuming for this purpose that LBC's reports filed under the 1934 Act are being incorporated into an effective registration statement filed by LBC's under the 1933 Act).

     2.18 Title to Property. LBC and its Subsidiaries have good and marketable title in fee simple to all real property and good and marketable title to all personal property owned by them which is material to the business of LBC and its Subsidiaries, in each case free and clear of all liens, encumbrances and defects. Any real property and facilities held under lease by LBC and its Subsidiaries are held by them under valid, subsisting and enforceable leases.

     2.19 Insurance. LBC and each of its Subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as management of LBC believes to be prudent and customary in the businesses in which LBC and its Subsidiaries are engaged. Neither LBC nor any such Subsidiary has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business.

     2.20 Internal Accounting Controls. LBC maintains a system of internal accounting controls sufficient, in the judgment of the LBC's board of directors, to provide reasonable assurance that (i) transactions are executed in accordance with management's general or specific authorizations, (ii) transactions are

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recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management's general or specific authorization and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

     2.21 Foreign Corrupt Practices. Neither LBC, nor any director, officer, agent, employee or other person acting on behalf of LBC or any Subsidiary has, in the course of his actions for, or on behalf of, LBC, used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expenses relating to political activity; made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; violated or is in violation of any provision of the U.S. Foreign Corrupt Practices Act of 1977, as amended, or made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment to any foreign or domestic government official or employee.

      2.22 Resale Restrictions. Prior to signing, LBC agrees to cause all shareholders beneficially owning more than 1% of the total issued common stock of LBC (the "Restricted Persons") to agree not to sell, pledge or hypothecate any of such shares for a period of six months following the Closing. Following such six month period, the Restricted Persons shall not sell more than 10% of their shares during any one month period (the "Lock-Up"). The Lock-Up shall also provide that the Restricted Persons shall not make any sales during the period between Signing and Closing.

     2.23 Solvency. LBC (after giving effect to the transactions contemplated by this Agreement) is solvent (i.e., its assets have a fair market value in excess of the amount required to pay its probable liabilities on its existing debts as they become absolute and matured) and currently LBC has no information that would lead it to reasonably conclude that LBC would not, after giving effect to the transaction contemplated by this Agreement, have the ability to, nor does it intend to take any action that would impair its ability to, pay its debts from time to time incurred in connection therewith as such debts mature. LBC did not receive a qualified opinion from its auditors with respect to its most recent fiscal year end and, after giving effect to the transactions contemplated by this Agreement, does not anticipate or know of any basis upon which its auditors might issue a qualified opinion in respect of its current fiscal year.

     2.24 Breach of Representations and Warranties by LBC. If LBC materially breaches any of the representations or warranties set forth in this Article II, and in addition to any other remedies available to LBI, pursuant to this Agreement, LBC shall pay to LBI, liquidated damages in an amount ordered by any court of competent jurisdiction in cash or in shares of common stock at the option of LBI., until such breach is cured.

                                   ARTICLE III

                                    COVENANTS

     3.1 Investigative Rights. From the date of this Agreement until the Closing date, LBI, and its SUBSIDIARIES shall provide LBC full access during normal business hours to all properties, books, contracts, commitments, and records of LBI. for the purpose of examining same.

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     3.2 Conduct of Business. Prior to the Closing, LBI, and its SUBSIDIARIES
shall conduct its business in the normal course and LBI, and its SUBSIDIARIES shall not sell, pledge, transfer, or assign any of their assets without the prior written consent of LBC. Neither LBC nor LBI. and its SUBSIDIARIES shall amend its membership agreements, operating agreements, articles of incorporation or Bylaws, declare dividends, redeem or sell stock or other securities, incur additional or newly-funded liabilities, acquire or dispose of fixed assets or settle or discharge any balance sheet receivable other than in the normal course of business prior to Closing.

     3.3 Required Corporate Action by LBC. LBC and its officers and directors shall cause a meeting to be held as soon as practicable for the purpose of voting on the approval of this Agreement, if required.

                                   ARTICLE IV

                    CONDITIONS PRECEDENT TO LBC'S PERFORMANCE

     4.1 Conditions. LBC's obligations hereunder shall be subject to the satisfaction, at or before the Closing, of all the conditions set forth in this
Article IV. LBC may waive any of these conditions in whole or in part without prior notice; provided however, that no such waiver of a condition shall constitute a waiver by LBC of any other condition of or any of LBC's other rights or remedies, at law or in equity, if LBI shall be in default of any of their representations, warranties, or covenants under this Agreement.

     4.2 LBI. Performance. LBI shall have performed, satisfied and complied with all covenants, agreements, and conditions required by this Agreement to be performed or complied with by it, on or before the Closing Date.

     4.3 Accuracy of Representations. Except as otherwise permitted by this Agreement, all representations and warranties by LBI in this Agreement or in any written statement that shall be delivered to LBC by LBI under this Agreement shall be true and accurate on and as of the Closing Date as though made at that time.

                                    ARTICLE V

                     CONDITIONS PRECEDENT TO LBI PERFORMANCE

     5.1 Conditions. LBI obligations hereunder shall be subject to the satisfaction, at or before the Closing, of all the conditions set forth in this
Article V. LBI may waive any of these conditions in whole or in part without prior notice; provided however, that no such waiver of a condition shall constitute a waiver by LBI of any other condition of or any of LBI other rights or remedies, at law or in equity, if LBC shall be in default of any of their representations, warranties, or covenants under this Agreement.

     5.2 LBC Performance. LBC shall have performed, satisfied and complied with all covenants, agreements, and conditions required by this Agreement to be performed or complied with by it, on or before the Closing Date.

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     5.3 Accuracy of Representations. Except as otherwise permitted by this
Agreement, all representations and warranties by LBC in this Agreement or in any written statement that shall be delivered to LBI by LBC under this Agreement shall be true and accurate on and as of the Closing Date as though made at that time.

                                   ARTICLE VI

                                SIGNING & CLOSING

     6.1 Signing. The Signing of this Agreement shall be held at a place and on a date mutually acceptable to the parties.

     At the Signing the parties shall deliver the following in form acceptable to counsel to the parties or as set forth herein:

By LBC:

     a) LBC will deliver Eleven Million Seven Hundred Fifty Thousand shares (11,750,000) of restricted common stock.

     b) LBC will deliver Two Million Five Hundred Thousand dollars ($2,500,000) of $10.00 per share Convertible Preferred Shares (each share is convertible into two (2) common shares) (The "Class A Preferred Stock"). The Certificate of Designation for such preferred stock shall be substantially identical to the form attached hereto as Exhibit E.

By LBI:

     a) LBI will transfer the license of LaSalle brand ice cream and related products as attached hereto as Exhibit F.

     6.2 Closing. The Closing of this transaction shall occur within 90 days of Signing and shall be held at a place and on a date mutually acceptable to the parties.

     At the Closing the parties shall deliver the following in form acceptable to counsel to the parties or as set forth herein:

By LASALLE BRANDS CORPORATION:

     a) LASALLE BRANDS CORPORATION will deliver the greater of $3,500,000.00 or an amount equal to 7 times LaSalle Brands, Inc's. audited EBITDA for the year ended December 31, 2006, as determined in accordance with U.S. GAAP, up to a maximum of $4.0 million. In addition, LaSalle Brands Corporation will issue an amount of shares of Class A Preferred Stock with a value (based on $10.00 per share equal to the value of equipment acquired by LaSalle Brands, Inc. (This value to be determined by a Replacement Value Independent Appraisal). The purchase price will be payable on the Closing Date by payment in cash of $3,500,000.00 and the issuance of $10.00 Convertible Preferred Stock for the balance. For example, if LaSalle Brands, Inc's EBITDA entitles

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
          them to an additional $500,000, as set forth above and the value of the equipment is $500,000, LaSalle Brands Corporation will deliver $3,500,000 in cash and $1,000,000 of Class A Preferred Stock.

By LBI:

     a) LBI will transfer one hundred percent (100%) of the shares in LaSalle Brands Inc. licensee of LaSalle Brands Ice Cream and related products, and its SUBSIDIARIES which includes all assets including but not limited to ownership, management, and control of LaSalle Brands Inc. Brand Ice Cream and related products, and distribution system, as located at 547 Manida Street Bronx, NY 10474 and 489 Third Avenue NY, NY 10016, identified in the list attached hereto as Exhibit A, including all property, all furniture, fixtures, equipment, intellectual property rights, logos, commercial symbols, slogans, domain names, websites, recipes, handbooks, training manuals, fixtures, signs, accounts, and income allocable, as well as any liabilities allocable as set forth in LBI's Consolidated Balance Sheet shall be attached hereto prior to Closing as Exhibit B.

     7. Effect of Non-Closing In the event that there is no Closing and the consideration required by Section 6.2(a) is not delivered in full, LBI shall have the right to terminate this Agreement in which event LBI shall return all compensation received pursuant to Section 6.1(b) and LBC shall immediately transfer the license referred to in Section 6.1(a) and shall cause a public announcement to be made announcing the cancellation of the Agreement. For purposes of clarity, in the event that there is no Closing, LBI's shareholders shall be entitled to retain the 11,750,000 shares of common stock.

                                  ARTICLE VIII

                                    REMEDIES

     8.1 Legal Action and Costs. If any legal action or any arbitration or other proceeding is brought for the enforcement of this Agreement, or because of an alleged dispute, breach, default, or misrepresentation in connection with any of the provisions of this agreement, the successful or prevailing party or parties shall be entitled to recover reasonable attorney's fees and other costs incurred in that action or proceeding, in addition to any other relief to which it or they may be entitled. Any legal action or proceeding brought for the enforcement of this Agreement shall be instituted and prosecuted in the State or Federal Courts of New York, and the parties waive any right, claim, or plea with respect to any other jurisdiction or venue.

     8.2 Termination. In addition to the other remedies, any of the parties hereto may terminate this Agreement, without liability:

     (i)  upon the failure of any condition not otherwise waived by the parties;
          or

     (ii) upon mutual consent of the respective boards of directors of LBC and LBI.

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                                  ARTICLE VIIII

                                  MISCELLANEOUS

     9.1 Captions and Headings. The Article and paragraph headings throughout this Agreement are for convenience and reference only, and shall in no way be deemed to define, limit, or add to the meaning of any provision of this Agreement.

     9.2 No Oral Change. This Agreement and any provisions hereof, may not be waived, changed, modified or discharged orally, but it can be changed by an agreement in writing signed by the party against whom enforcement of any waiver, change, modification or, discharge is sought.

    9.3 Non-Waiver. Except as otherwise expressly provided herein, no waiver of any covenant, condition, or provision of this Agreement shall be deemed to have been made unless expressly in writing and signed by the party against whom such waiver is charged.

     9.4 Time of Essence. Time is of the essence of this Agreement and each and every part hereof.

     9.5 Entire Agreement. This Agreement constitutes the entire agreement and understanding between the parties hereto and supersedes all prior agreements and understandings and merges any such prior discussions and/or agreements herein, and there are no other understandings, written or oral agreements, or amendments of any kind.

     9.6 Choice of Law. This Agreement is construed in accordance with and governed by the laws of the State of New York applicable to contracts made and to be wholly performed therein without regard to its conflicts of law rules.

     9.7 Severability. If any provision of this Agreement is held to be illegal, invalid, or unenforceable, the legality, validity, and enforceability of the remaining provisions of this Agreement shall not be affected thereby.

     9.8 Notices. All notices, requests, demands, and other communications under this Agreement shall be in writing and shall be deemed to have been duly given on the date of service if served personally on the party to whom notice is to be given, by first class mail, registered or certified, postage prepaid, and properly addressed as follows:

      LBC Representative:

                    Scott Campbell
                    7702 E. Doubletree Ranch
                    Suite 300
                    Scottsdale, AZ 85258

       LBI. Representative:

                    Medhat Mohamed
                    547 Manida Street
                    Bronx, NY 10474

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
     9.9 Binding Effect. This Agreement shall inure to and be binding upon the heirs, executors, personal representatives successors and assigns of each of the parties to this Agreement.

     9.10 Effect of Closing. All representations, warranties, covenants, and agreements of the parties contained in this Agreement, or in any instrument, certificate, opinion, or other writing provided for in it, shall survive the Closing of this Agreement.

     9.11 Brokers. The parties hereto represent that no finder's fee has been paid or is payable by any party.

     9.12 Expenses. Each party will pay its own legal, accounting and any other out-of-pocket expenses reasonably incurred in connection with this transaction, whether or not the transaction contemplated hereby is consummated.

     9.13 Facsimile Signatures as Originals. Original signatures transmitted by facsimile communication shall constitute originals for the purpose of validly executing this Agreement.

     AGREED TO AND ACCEPTED as of the date first above written.

     LBC:

     By /s/ Scott Campbell
       ----------------------------------
       Scott Campbell, President & C.E.O.

     LBI:

     By /s/ MedHat Mohamed
       ----------------------------------
       MedHat Mohamed, President & C.E.O.

                                    EXHIBIT A

                          LBI INC. ASSETS AND PROPERTY


To be provided prior to Closing

                                    EXHIBIT B

                            LBI FINANCIAL STATEMENTS

To be provided prior to Closing.

                                    EXHIBIT C

               NAMES AND AMOUNTS OF THOSE TO RECEIVE COMMON SHARES

     1.)  Medhat Mohamed                          10,250,000 shares
          7 Branwood Drive
          Dix Hills, NY 11746

     2.)  Robert Haberman                         500,000 shares
          334A Peninsula Boulevard
          Cedarhurst, NY 11716

     3.)  Sharien S. Lebeb                        500,000 shares
          25-34 Parsons Boulevard
          Flushing, NY 11354

     4.)  Atef Mohamed Labib                      500,000 shares
          57 Brandon Avenue
          Jamesburg, NJ 08831

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
                                    EXHIBIT D

    NAMES AND AMOUNTS OF THOSE TO RECEIVE $ 10.00 PAR VALUE PREFERRED SHARES

     1.)  Medhat Mohamed                          250,000 shares
          7 Branwood Drive
          Dix Hills, NY 11746


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
                                    EXHIBIT E

             LICENSE OF LASALLE BRAND ICE CREAM AND RELATED PRODUCTS



                                       18